Exhibit 99.1

Motricity Reports Third Quarter 2010 Results

•	Revenue of $37.9 million, up 35% year-over-year

•	Net Income of $3.3 million, EPS of $0.07

•	Adjusted Net Income of $6.1 million, up from $2.2 million in prior year; Adjusted EPS of $0.15

•	Continued margin improvement in Adjusted Net Income

•	Launched AT&T AppCenter, powered by mCore Marketplace

•

International expansion accelerating with launch of XL Axiata’s XLGo! service and signing of agreement with Reliance Communications in India to provide mobile data services to over 105 million subscribers

BELLEVUE, Wash., November 2, 2010 — Motricity (Nasdaq:MOTR), a leading provider of mobile data solutions that enable wireless carriers to deliver high value mobile data services to their subscribers, today announced financial results for the third quarter ended September 30, 2010.

“Motricity has an exceptional, global opportunity, and we made substantial progress during the third quarter. As a mobile Internet pure-play, we believe we are well-positioned to drive strong growth year-over-year through the fourth quarter and beyond,” said Ryan Wuerch, chief executive officer. “In North America, we successfully launched AT&T’s AppCenter, powered by mCore Marketplace, providing AT&T’s subscribers a broad range of content including applications, music, videos and games with highly-personalized merchandising and a new, simplified express purchase process. We also rolled-out MobileCast, a compelling new content management service giving carriers an intelligent architecture to drive mobile data services revenues through delivery of relevant media, applications and digital goods directly to subscribers’ smartphones.”

“We continue to capitalize on the unparalleled opportunities available in the emerging international markets and strengthened this position by launching XL Axiata’s XLGo! in Indonesia, and by becoming the mobile data services provider for one of India’s largest operators, Reliance Communications, with over 105 million subscribers. We experienced additional gains in Adjusted EBITDA and Adjusted Net Income, driving margin and shareholder value by leveraging our ‘Mobile as a Service’ cloud computing model,” added Wuerch.

Revenue and Net Income:

Revenue increased $9.8 million, or 35%, to $37.9 million in the third quarter of 2010 from $28.1 million in the third quarter of 2009. Managed services revenue for the quarter increased $3.8 million, or 19%, and professional services revenue increased $6.0 million, or 78%, compared to the prior year period. Compared to the second quarter of 2010, third quarter revenue increased $7.5 million, or 25%, as managed service revenue increased 10% and professional services revenue increased 61%. The significant growth in professional services revenue reflects large implementation projects for AT&T and XL Axiata. Net income for the third quarter of 2010 was $3.3 million, compared with a net loss of $(1.8) million for the third quarter of 2009 and a net loss of $(11.6) million for the second quarter of 2010. The net loss in the second quarter of 2010 included the impact of a one-time charge of $17.5 million for stock-based compensation related to vesting of restricted stock granted previously based upon completion of Motricity’s initial public offering. Earnings per share was $0.07 for the third quarter of 2010 as compared to losses of $(1.31) for the third quarter of 2009 and $(1.95) for the second quarter of 2010.

Adjusted EBITDA:

Adjusted EBITDA for the third quarter of 2010 was $9.0 million, a 73% increase from $5.2 million for the third quarter of 2009 and a 43% increase from $6.3 million for the second quarter of 2010. The following table reconciles Adjusted EBITDA to net income for the quarter ended September 30, 2010:

September 30, 2010
(in millions)
Net income	$3.3
Provision for income taxes	0.7
Depreciation and amortization	3.0
Stock-based compensation	2.0

Adjusted EBITDA	$9.0

Adjusted Net Income:

Adjusted Net Income for the third quarter of 2010 was $6.1 million, or $0.15 of Adjusted EPS1, compared to $2.2 million, or $0.05 of Adjusted EPS, for the third quarter of 2009. Adjusted Net Income was $3.7 million, or $0.09 of Adjusted EPS, for the second quarter of 2010. The following table reconciles Adjusted Net Income to net income for the quarter ended September 30, 2010:

September 30, 2010
(in millions)
Net income	$3.3
Amortization of purchased intangibles	0.4
Stock-based compensation	2.0
Non-cash tax expense	0.4

Adjusted Net Income	$6.1

[1]	Adjusted EPS reflects Adjusted Net Income divided by Adjusted Shares Outstanding (weighted average basic shares outstanding as calculated under GAAP, adjusted to reflect the share impact of the IPO and other related adjustments as if the IPO had occurred at the beginning of the respective period and also reflect the Series H preferred stock as if it is converted to common stock). See the Use of Non-GAAP Measures section for related reconciliations.

Margin Expansion:

Adjusted Net Income margin improved to 16% in the third quarter of 2010 from 8% in the third quarter of 2009 and 12% in the second quarter of 2010. Adjusted EBITDA margin grew to 24% in the third quarter of 2010 from 19% in the third quarter of 2009 and 21% in the second quarter of 2010. Margin expansion is driving substantial improvements in Adjusted EBITDA and Adjusted Net Income, non-GAAP measures that Motricity believes are relevant ways for investors to evaluate Motricity’s operating performance.

Cash and Debt:

As of September 30, 2010, Motricity had cash and cash equivalents of $71.0 million and no debt outstanding.

Financial Outlook:

For the fourth quarter 2010, Motricity expects revenue to be in the range of $35 million to $36 million. The Company also expects Adjusted Net Income in the range of $4.7 million to $5.7 million. This represents significant year-over-year growth compared to revenue of $25.3 million and an Adjusted Net Loss of $(2.9) million in the fourth quarter of 2009. Professional services revenue is expected to decline from the exceptional level achieved in the third quarter but will remain at higher than historical levels due to ongoing international implementation services.

Motricity’s 2-3 year long-term financial model suggests accelerating annual revenue growth up to approximately 30%, and further margin expansion, reaching an Adjusted EBITDA margin of approximately 32% and Adjusted Net Income margin of approximately 25%.

Conference Call and Webcast Information:

The Motricity third quarter 2010 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Tuesday, November 2, 2010. To participate on the live call, analysts and investors should dial 877-941-2324 at least ten minutes prior to the call. Motricity will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s website at www.motricity.com.

Supplemental Data Schedule

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010
	(Dollars in millions)
Revenues
Managed services	$20.2	$20.3	$20.4	$20.4	$20.9	$21.9	$24.2
Professional services	$3.1	$16.7	$7.7	$4.9	$8.2	$8.5	$13.7

Total revenues	$23.3	$37.0	$28.1	$25.3	$29.1	$30.4	$37.9
Percentage of managed services revenue that varies with number of users and transactions	76%	74%	70%	57%	52%	55%	58%
Adjusted EBITDA	$(1.9)	$7.4	$5.2	$(0.3)	$3.1	$6.3	$9.0
Adjusted EBITDA margin	-8%	20%	19%	-1%	11%	21%	24%
Adjusted Net Income	$(5.4)	$4.7	$2.2	$(2.9)	$0.5	$3.7	$6.1
Adjusted Net Income margin	-23%	13%	8%	-11%	2%	12%	16%
Adjusted EPS (using adjusted shares outstanding)	$(0.13)	$0.11	$0.05	$(0.07)	$0.01	$0.09	$0.15
Capital Expenditures
Purchased property and equipment	$(0.1)	$(0.9)	$(0.9)	$(0.9)	$(1.2)	$(3.2)	$(0.9)
Capitalization of software development costs	$(2.1)	$—	$—	$—	$(1.2)	$(2.8)	$(2.7)

Use of Non-GAAP Measures

This press release includes non-GAAP financial measures for Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS (Adjusted Net Income per Adjusted Shares Outstanding). Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not measures of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the U.S., referred to herein as GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of GAAP. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in tables below.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures. Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income do not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP. Our statement of cash flows presents our cash flow activity in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, restructuring expenses, asset impairments and stock-based compensation expense, interest income and other income (expense), net. We define Adjusted Net Income as net income (loss) before amortization of purchased intangibles, stock compensation expense, restructuring expenses, asset impairments, non-cash tax expense and the impact from changes in the fair value of warrants. We define Adjusted EPS as Adjusted Net Income divided by Adjusted Shares Outstanding. Adjusted Shares Outstanding reflect the weighted-average common shares outstanding as if the IPO and other adjustments occurred at the beginning of the respective period and also reflect the Series H preferred stock as if it is converted to common stock. Furthermore, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are useful to management, investors and other users of our financial statements in evaluating our operating performance because these financial measures are an additional tool to compare business performance across companies and across periods. We believe that:

•

Adjusted EBITDA is often used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•

investors commonly use Adjusted EBITDA and Adjusted Net Income to eliminate the effect of restructuring and stock-based compensation expenses, which vary widely from company to company and impair comparability.

We use Adjusted EBITDA and Adjusted Net Income:

•	as measures of operating performance to assist in comparing performance from period to period on a consistent basis;

•	as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations;

•	as primary measures to review and assess the operating performance of our company and management team in connection with our executive compensation plan incentive payments; and

•	in communications with our board of directors, stockholders, analysts and investors concerning our financial performance.

The following is a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010
	(in millions)
Net income (loss)	$(7.0)	$(3.2)	$(1.8)	$(4.4)	$(1.5)	$(11.6)	$3.3
Other income (expense), net	0.1	0.2	1.3	—	0.3	(3.8)	—
Provision for income taxes	0.4	0.4	0.5	0.5	0.5	0.5	0.7
Depreciation and amortization	3.8	3.2	3.3	3.0	2.9	3.0	3.0
Restructuring and asset impairments	0.3	6.2	1.3	0.1	0.4	—	—
Stock-based compensation	0.5	0.6	0.6	0.5	0.5	18.2	2.0

Adjusted EBITDA	$(1.9)	$7.4	$5.2	$(0.3)	$3.1	$6.3	$9.0

The following is a reconciliation of Adjusted Net Income to net income (loss), the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010
	(in millions)
Net income (loss)	$(7.0)	$(3.2)	$(1.8)	$(4.4)	$(1.5)	$(11.6)	$3.3
Amortization of purchased intangibles	0.4	0.4	0.3	0.3	0.4	0.4	0.4
Restructuring and asset impairments	0.3	6.2	1.3	0.1	0.4	—	—
Stock-based compensation	0.5	0.6	0.6	0.5	0.5	18.2	2.0
Non-cash tax expense	0.4	0.4	0.5	0.5	0.5	0.5	0.4
Fair value adjustment of warrants in other income	0.1	0.2	1.3	0.1	0.2	(3.8)	—

Adjusted Net Income	$(5.3)	$4.6	$2.2	$(2.9)	$0.5	$3.7	$6.1

The following is a reconciliation of Adjusted EPS to EPS, the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010
Net income (loss) per share	$(2.20)	$(1.55)	$(1.31)	$(1.79)	$(1.38)	$(1.95)	$0.07
Accretion of redeemable preferred stock and preferred stock dividends	1.02	1.01	1.01	1.04	1.11	0.66	0.01
Amortization of purchased intangibles	0.07	0.07	0.05	0.06	0.07	0.04	0.01
Restructuring and asset impairments	0.04	1.05	0.22	0.02	0.07	—	—
Stock-based compensation	0.09	0.09	0.10	0.09	0.09	2.04	0.05
Non-cash tax expense	0.08	0.07	0.09	0.08	0.08	0.05	0.01
Fair value adjustment of warrants in other income	(0.01)	0.04	0.22	—	0.05	(0.43)	—
Share count adjustments assuming IPO occurred at the beginning of the year	0.78	(0.67)	(0.32)	0.43	(0.08)	(0.32)	(0.01)

Adjusted EPS	$(0.13)	$0.11	$0.06	$(0.07)	$0.01	$0.09	$0.15

The following is a reconciliation of Adjusted Shares Outstanding to Basic Shares Outstanding, the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010
	(in millions)
Basic shares outstanding for the quarter ended	5.9	5.9	5.9	5.7	5.7	8.9	38.0
Assume IPO occurred at the beginning of the year	6.0	6.0	6.0	6.0	6.0	5.1	—
Assume preferred stock conversion occurred at the beginning of the year	26.1	26.1	26.1	26.1	26.1	23.8	—
As converted impact of Series H	2.4	2.4	2.4	2.4	2.4	2.4	2.4
Vested restricted stock	0.4	0.5	0.6	0.7	0.8	0.9	1.0

Adjusted Shares Outstanding for the quarter ended	40.8	40.9	41.0	40.9	41.0	41.1	41.4

This press release also includes an outlook for the fourth quarter 2010 non-GAAP Adjusted Net Income. Motricity is unable to reconcile its guidance to GAAP net income because we do not predict the future impact of special items due to the difficulty of doing so. In the past, the impact of special items has been material to our operating results computed in accordance with GAAP. We note that such information is not in accordance with GAAP and should not be viewed as a substitute for GAAP information.

Statements made in this release and related statements that express Motricity’s or its management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the third quarter of 2010 or any current or future period. They also include statements about our ability to develop, produce, market, license or sell our products, solutions and services, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to, risks and uncertainties described more fully in our filings with the Securities and Exchange Commission.

About Motricity, Inc.

Motricity (NASDAQ: MOTR) is a leading mobile data solutions provider exclusively focused on the rapidly growing mobile Internet market. It serves some of the world’s largest mobile carriers, simplifying the mobile Internet and creating a personalized mobile experience for subscribers. Motricity helps companies leverage the power of mobility to make direct, personalized connections with their customers. For more information, visit www.motricity.com or follow the company on Twitter @motricity.

Motricity

Media Contact:

Jennifer Morgan

(425) 638-8375

jennifer.morgan@motricity.com

Investor Relations Contact:

Alex Wellins

The Blueshirt Group

(415) 217-5861

alex@blueshirtgroup.com

Motricity, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	September 30, 2010	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$71,039	$35,945
Restricted short-term investments	725	1,375
Accounts receivable, net of allowance for doubtful accounts of $365 and $272 at September 30, 2010 and December 31, 2009, respectively	31,511	17,306
Assets held for sale	—	1,606
Prepaid expenses and other current assets	4,931	3,542

Total current assets	108,206	59,774
Property and equipment, net	24,142	26,717
Goodwill	74,658	74,658
Intangible assets, net	16,084	10,692
Other assets	134	2,335

Total assets	$223,224	$174,176

Liabilities, redeemable preferred stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$14,927	$9,585
Accrued compensation	8,960	9,282
Accrued expenses	1,751	2,648
Deferred revenue, current portion	774	7,771
Other current liabilities	1,399	2,185

Total current liabilities	27,811	31,471
Deferred revenue, net of current portion	163	4,013
Redeemable preferred stock warrants	—	5,012
Deferred tax liability	5,163	3,760
Other noncurrent liabilities	692	1,345

Total liabilities	33,829	45,601

Redeemable preferred stock	51,829	417,396

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value; 350,000,000 shares authorized; 0 and 7,338,769 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	—	17,393
Common stock, $0.001 par value, 625,000,000 shares authorized; 40,046,356 and 7,633,786 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	40	115
Additional paid-in capital	464,488	—
Accumulated deficit	(326,941)	(306,443)
Accumulated other comprehensive income (loss)	(21)	114

Total stockholders’ equity (deficit)	137,566	(288,821)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$223,224	$174,176

Motricity, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share data and per share amounts)

(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Revenues
Managed services	$24,201	$20,417	$66,994	$60,953
Professional services	13,685	7,672	30,380	27,420

Total revenues	37,886	28,089	97,374	88,373
Operating expenses
Direct third party expenses	8,300	1,611	12,013	8,148
Datacenter and network operations, excluding depreciation	7,496	7,185	23,125	23,654
Product development and sustainment, excluding depreciation	5,825	6,672	20,189	24,088
Sales and marketing, excluding depreciation	3,310	2,708	10,316	8,460
General and administrative, excluding depreciation	5,986	5,270	34,059	14,940
Depreciation and amortization	3,059	3,248	9,080	10,230
Restructuring	—	1,010	407	1,957
Long-lived asset impairment charges	—	318	—	5,806

Total operating expenses	33,976	28,022	109,189	97,283

Operating income (loss)	3,910	67	(11,815)	(8,910)

Other income (expense), net
Other income (expense)	9	(1,388)	3,547	(1,666)
Interest and investment income, net	5	46	4	250
Interest expense	—	—	—	(220)

Other income (expense), net	14	(1,342)	3,551	(1,636)

Pretax income (loss)	3,924	(1,275)	(8,264)	(10,546)
Provision for income taxes	668	517	1,603	1,405

Net income (loss)	3,256	(1,792)	(9,867)	(11,951)
Accretion of redeemable preferred stock	(104)	(5,816)	(12,015)	(17,446)
Series H redeemable preferred stock dividends	(443)	—	(443)	—
Series D1 preferred dividends	—	(176)	(332)	(520)

Net income (loss) attributable to common stockholders	$2,709	$(7,784)	$(22,657)	$(29,917)

Net income (loss) per share attributable to common stockholders - basic	$0.07	$(1.31)	$(1.28)	$(5.06)

Net income (loss) per share attributable to common stockholders - diluted	$0.07	$(1.31)	$(1.28)	$(5.06)

Weighted-average common shares outstanding - basic	38,044,055	5,931,173	17,693,397	5,916,050
Weighted-average common shares outstanding - diluted	41,104,068	5,931,173	17,693,397	5,916,050